FONIX CONTACT:
Fonix Corporation
Victoria Stirling
(801) 553-6600
mediarel@fonix.com

                        *Revision of stock symbol: FNIX*

             Fonix Corporation Reverse Stock Split Effective Friday,
                                  April 4, 2003



SALT LAKE CITY, UTAH, (April 3, 2003)--Fonix Corporation (OTC BB: FONX), a leading provider of speech interface solutions, announced the 40-to-1 reverse split of its common stock will take effect at the commencement of trading on Friday, April 4, 2003. Beginning April 4, 2003 Fonix's common stock will trade under the symbol "FNIX."

About Fonix Corporation

Fonix Corporation (OTC Bulletin Board: FONX) is a leading provider of natural-user speech interface solutions for wireless and mobile devices, telephony systems, and vehicle telematics. Leading chip manufacturers, independent software and hardware vendors, and service providers incorporate Fonix speech solutions to provide their customers with an easier and more convenient user experience. For additional information, visit www.fonix.com, or contact a Fonix representative at (801) 553-6600.

Investor Contact, Michelle Aamodt, (801) 553-6600, invrel@fonix.com. Media Contact, Victoria Stirling, (801) 553-6600, mediarel@fonix.com.

Note: The statements released by Fonix Corporation that are not purely historical are forward-looking within the meaning of the "Safe Harbor"
provisions  of the Private  Securities  Litigation  Reform Act of 1995,  include statements regarding the Company's expectations, hopes, intentions, and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company's business prospects and performance. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements. Risk factors include general economic, competitive, governmental, and technological factors as discussed in the Company's filings with the SEC on Forms 10-K, 10-Q and 8-K. The Company does not undertake any responsibility to update the forward-looking statements contained in this release.

Fonix and DECtalk are registered trademarks, and iSpeak is a trademark, of Fonix Corporation. All other trademarks or registered trademarks are the property of their respective owners.


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